Exhibit 5

              [FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LETTERHEAD]








                                                                  212-859-8000
June 30, 1995

Audiovox Corporation
150 Marcus Boulevard
Hauppauge, New York  11788

Gentlemen:

                    We are acting as counsel to Audiovox Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933 (the "Act"), covering (a) up to $65,000,000 aggregate principal amount of 6 1/4% Convertible Subordinated Debentures due 2001 (the "Debentures"), (b) the 3,672,317 shares (the "Conversion Shares") of the class A common stock, par value $.01 (the "Class A Common Stock"), of the Company which are initially issuable upon conversion of the Debentures, and (c) the 100,000 shares of the Class A Common Stock (the "Warrant Shares") initially issuable upon exercise of an outstanding warrant dated April 1, 1993 (the "Warrant").

                    We have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon certificates and statements of public officials and officers or representatives of the Company and others. We have assumed, for purposes of the opinions expressed herein, that (i) the trustee for the Debentures (the "Trustee") has the power and authority to enter into and perform the indenture for the Debentures (the "Indenture"), (ii) the Indenture has been duly authorized, executed and delivered by the Trustee and is a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, (iii) the Debentures have been duly authenticated and delivered by the Trustee, and (iv) the Warrant has been duly authorized, executed and delivered by the parties thereto.

                    Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that:

                    1. The Debentures have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                    2. The Conversion Shares have been duly authorized and, when issued upon conversion of the Debentures, will be validly issued, fully paid and non-assessable.

                    3. The Warrant Shares are duly authorized and, upon delivery of the Warrant Shares upon exercise of the Warrant and the payment of the exercise price pursuant to the Warrant, will be validly issued, fully paid and non-assessable.

                    The opinions set forth above are subject to:

                              (i)       applicable bankruptcy, insolvency,
                    reorganization, moratorium or other laws now or hereafter in effect affecting creditors' rights generally;

                              (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether such principles are considered in a proceeding in equity or at law; and

                              (iii)     the application of any applicable
                    fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person.

                    The opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and, to the extent relevant hereto, the General Corporation Law of the State of Delaware.

                    We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act. The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose except as specifically provided for herein.


                                   Very truly yours,

                                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                                   By:  /s/ Stuart H. Gelfond
                                        ------------------------------------
                                                      Stuart H. Gelfond

















                                        -3-